IT MANAGEMENT, INC.

Bylaws

October 27, 2014

Table of Contents - Bylaws

ARTICLES ONE	1
Offices	1
ARTICLE TWO	1
Meetings of Stockholders	1
ARTICLE THREE	3
Directors	3
ARTICLE FOUR	4
Meetings of Board of Directors	4
ARTICLE FIVE	5
Committees of Directors	5
ARTICLE SIX	6
Compensation of Directors	6
ARTICLE SEVEN	6
Notices	6
ARTICLE EIGHT	7
Officers	7
ARTICLE NINE	9
Certificates of Stock	9
ARTICLE TEN	10
General Provisions	10
ARTICLE ELEVEN	11
Indemnification	11
ARTICLE TWELVE	11
Amendments	11

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BY-LAWS

Of

IT MANGEMENT, INC.

A Nevada Corporation

ARTICLES ONE

Offices

Section 1.1. Registered Offices - The registered office of this corporation shall be in the County of Clark, State of Nevada.

Section 1.2. Other Offices - The Corporation may also have offices at such other places both within and without the State of Nevada as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE TWO

Meetings of Stockholders

Section 2.1. Place - All annual meetings of the stockholders shall be held at the registered office of the corporation or at such other place within or without the State of Nevada as the directors shall determine. Special meetings of the stockholders may be held at such time and place within or without the State of Nevada as shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof

Section 2.2. Annual Meetings - Annual meetings of the stockholders, commencing with the year 2015, shall be held on March 31st of each year, if not a legal holiday and, if a legal holiday, then on the next secular day following, or at such other time as may be set by the Board of Directors from time to time, at which the stockholders shall elect by vote a Board of Directors and transact such other business as may properly be brought before the meeting.

Section 2.3. Special Meeting - Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the Chairman of the Board, the Chief Executive Officer, the President, the Secretary or the Assistant Secretary by resolution of the Board of Directors or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose of the proposed meeting.

Section 2.4. Notice of Meetings - Notices of meetings shall be in writing and signed by the Chief Executive Officer, the President or a Vice-President or the Secretary or an Assistant Secretary or by such other person or persons, as the directors shall designate. Such notice shall state the purpose or purposes for which the meeting is called and the time and the place, which may he within or without this State, where it is to be held. A copy of such notice shall be either delivered personally to or shall be mailed, postage prepaid to each stockholder of record entitled to vote at such meeting not less than ten nor more than sixty days before such meeting. If mailed, it shall be directed to a stockholder at his address as it appears upon the records of the corporation and upon such mailing of any such notice, the service thereof shall be complete and the time of the notice shall being to run from the date upon which such notice is deposited in the mail for transmission to such stockholders. Personal delivery of any such notice to any officer of a corporation or association or to any member of a partnership shall constitute delivery of such notice to such corporation, association or partnership. In the event of the transfer of stock after delivery of such notice of and prior to the holding of the meeting it shall not be necessary to deliver or mail notice of the meeting to the transferee.

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Section 2.5. Purpose of Meeting - Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 2.6. Quorum - The holders of a majority of the stock issued and outstanding and entitled to voice thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 2.7. Voting - When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall be sufficient to elect directors or to decide any questions brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Articles of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

Section 2.8. Share Voting - Each stockholder of record of the corporation shall be entitled at each meeting of stockholders to one vote for each share of stock standing in his name on the books of the corporation. Upon the demand of any stockholder, the vote for directors and the vote upon any question before the meeting shall be by ballot.

Section 2.9. Proxy - At any meeting of the stockholders, any stockholder may be represented and vote by a proxy or proxies appointed by an instrument in writing. In the event that any such instrument in writing shall designate two or more persons to act as proxies, a majority of such person present at the meeting, or, if only one, shall be present, then that one shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide. No proxy or power of attorney to vote shall be used to vote at a meeting of the stockholders unless it shall have been filed with the secretary of the meeting when required by the inspectors of election. All questions regarding the qualification of voters, the validity of proxies and the acceptance or rejection of votes, shall be decided by the inspectors of election who shall be appointed by the Board of Directors, or if not so appointed, then by the presiding officer of the meeting.

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Section 2.10. Written Consent in Lieu of Meeting - Any action which may be taken by the vote of the stockholders at a meeting may be taken without a meeting if authorized by the written consent of stockholders holding at least a majority of the voting power, unless the provisions of the statutes or of the Articles of Incorporation require a greater proportion of voting power to authorize such action in which case such greater proportion of written consent shall be required.

ARTICLE THREE

Directors

Section 3.1. Powers - Subject to the provisions of the laws of the state of Nevada, and subject to any limitation in the Articles of Incorporation and the Bylaws relating to action required to be approved by the Shareholders or by the outstanding shares, the business and affairs of this corporation shall be managed by and all corporate powers shall be exercised by or under the direction of the Board of Directors.

Section 3.2. Number of Directors - The number of directors, which shall constitute the whole board, shall be five (5). The number of directors may from time to time be increased or decreased to not less than one nor more than fifteen by action of the Board of Directors. The directors shall be elected at the annual meeting of the stockholders and except as provided in Section 2 of this Article, each director elected shall hold office until his or her successor is elected and qualified. Directors need not be stockholders

Section 3.3. Vacancies - Vacancies in the Board of Directors including those caused by an increase in the number of directors, may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual or a special meeting of the stockholders. The holders of two-thirds of the outstanding shares of stock entitled to vote may at any time peremptorily terminate the term of office of all or any of the directors by vote at a meeting called for such purpose or by a written statement filed with the secretary or, in his absence, with any other officer. Such removal shall be effective immediately, even if successors are not elected simultaneously and only the shareholders shall fill the vacancies on the Board of Directors resulting therefrom.

A vacancy or vacancies in the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any directors, or if the authorized number of directors be increased, or if the stockholders fail at any annual or special meeting of stockholders at which any director or directors are elected to elect the full authorized number of directors to be voted for at that meeting.

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The stockholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. If the Board of Directors accepts the resignation of a director tendered to take effect at a future time, the Board or the stockholders shall have power to elect a successor to take office when the resignation is to become effective.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

ARTICLE FOUR

Meetings of Board of Directors

Section 4.1. Place - Regular meetings of the Board of Directors shall be held at any place within or without the State, which has been designated from time to time by resolution of the Board or by written consent of all members of the Board. In the absence of such designation regular meetings shall be held at the registered office of the corporation. Special meetings of the Board may be held either at a place so designated or at the registered office.

Section 4.2. First Meeting - The first meeting of each newly elected Board of Directors shall be held immediately following the adjournment of the meeting of stockholders and at the place thereof. No notice of such meeting shall be necessary to the directors in order legally to constitute the meeting, provided a quorum is present. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

Section 4.3. Regular Meetings - Regular meetings of the Board of Directors may be held without call or notice at such time and at such place as shall from time to time be fixed and determined by the Board of Directors.

Section 4.4. Special Meetings - Special Meetings of the Board of Directors may be called by the Chairman, the Chief Executive Officer, the President or by any Vice-President or Secretary or Assistant Secretary or by any one director.

Written notice of the time and place of special meetings shall be delivered personally to each director, or sent to each director by mail or by other form of written communication, charges prepaid, addressed to him at his address as it is shown upon the records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held. In case such notice is mailed or telegraphed, it shall be deposited in the United States mail or delivered to the telegraph company at lease forty-eight (48) hours prior to the time of the holding of the meeting. In case such notice is delivered as above provided, it shall be so delivered at least twenty four (24) hours prior to the time of the holding of the meeting. Such mailing, telegraphing or delivery as above provided shall be due, legal and personal notice to such director.

Section 4.5. Notice - Notice of the time and place of holding an adjourned meeting need not be given to the absent directors if the time and place be fixed at the meeting adjourned.

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Section 4.6. Waiver - The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be valid as though had at a meeting duly held after regular call and notice. If a quorum be present, and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 4.7. Quorum - A majority of the authorized number of directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number be required by law or by the Articles of Incorporation. Any action of a majority, although not at a regularly called meeting, and the record thereof, if assented to in writing by all of the other members of the Board shall be as valid and effective in all respects as if passed by the Board in regular meeting.

Section 4.8. Adjournment - A quorum of the directors may adjourn any directors meeting to meet again at a stated day and hour; provided, however, that in the absence of a quorum, a majority of the directors present at any directors meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board.

ARTICLE FIVE

Committees of Directors

Section 5. Power to Designate - The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one or more committees of the Board of Directors, each committee to consist of one or more of the directors of the corporation which, to the extent provided in the resolution, shall have and may exercise the power of the Board of Directors in the management of the business and affairs of the corporation and may have power to authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as the Board of Directors may determine from time to time. The members of any such committee present at any meeting and not disqualified from voting may, whether or not they constitute a quorum, unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. At meetings of such committees, a majority of the members or alternate members shall constitute a quorum for the transaction of business, and the act of a majority of the members or alternate members at any meeting at which there is a quorum shall be the act of the committee.

Section 5.2. Regular Minutes - The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors.

Section 5.3. Written Consent - Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

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ARTICLE SIX

Compensation of Directors

Section 6.1. Compensation - The directors may be paid their expenses of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefore. Member of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings.

ARTICLE SEVEN

Notices

Section 7.1. Notice - Notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors may also be given by telegram.

Section 7.2. Consent - Whenever all parties entitled to vote at any meeting, whether of directors or stockholders, consent, either by a writing on the records of the meeting or filed with the secretary or by presence at such meeting and oral consent entered on the minutes, or by taking part in the deliberations at such meeting without objection, the doings of such meetings shall be as valid as if had at a meeting regularly called and noticed, and at such meeting any business may be transacted which is not excepted from the written consent or to the consideration of which no objection for want of notice is made at the time, and if any meeting be irregular for want of notice or of such consent, provided a quorum was present at such meeting, the proceedings of said meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all parties having the right to vote at such meet; and such consent or approval of stockholders may be by proxy or attorney, but all such proxies and powers of attorney must be in writing.

Section 7.3. Waiver of Notice - Whenever any notice whatever is required to be given under the provisions of the statutes, of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

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ARTICLE EIGHT

Officers

Section 8.1. Appointment of Officers - The officers of the corporation shall be chosen by the Board of Directors and shall be a Chairman, a Chief Executive Officer, a President, a Secretary, and a Chief Financial Officer. Any person may hold two or more offices.

Section 8.2. Time of Appointment - The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a Chairman of the Board who shall be a director, and shall choose a Chief Executive Officer, a President, a Secretary and a Chief Financial Officer, none of whom need be directors.

Section 8.3. Additional Officers - The Board of Directors may appoint a Vice-Chairman of the Board, Vice-Presidents and one or more Assistant Secretaries and Assistant Chief Financial Officers and such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

Section 8.4. Salaries - The Board of Directors shall fix the salaries and compensation of all officers of the corporation.

Section 8.5. Vacancies – The officers of the corporation shall hold office at the pleasure of the Board of Directors. The Board of Directors may remove at any time any officer elected or appointed by the Board of Directors. The Board of Directors shall fill any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise.

Section 8.6. Chairman of the Board - The Chairman of the Board shall preside at meetings of the stockholders and the Board of Directors, and shall see that all orders and resolutions of the Board of Directors are carried into effect.

Section 8.7. Vice-Chairman – The Vice-Chairman shall, in the absence or disability of the Chairman of the Board of Directors, perform the duties and exercise the powers of the Chairman of the Board and shall perform such other duties as the Board of Directors may from time to time prescribe.

Section 8.8. President - The President shall act under the direction of the Chief Executive Officer and shall perform the duties and exercise the powers of the President of the corporation and shall have active management of the business of the corporation. He/She shall execute on behalf of the corporation all instruments requiring such execution except to the extent the Board of Directors shall expressly designates the signing and execution thereof to some other officer or agent of the corporation.

Section 8.9. Vice-President - The Vice-President shall act under the direction of the President and in the absence or disability of the President shall perform the duties and exercise the powers of the President. They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe. The Board of Directors may designate one or more Executive Vice-Presidents or may otherwise specify the order of seniority of the Vice-Presidents. The duties and powers of the President shall descend to the Vice-Presidents in such specified order of seniority.

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Section 8.10. Secretary - The Secretary shall act under the direction of the Chief Executive Officer. Subject to the direction of the Chief Executive Officer he/she shall attend all meetings of the Board of Directors and all meetings of the stockholders and recoded the proceedings. He/She shall perform like duties for the standing committees when required. He/she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Chief Executive Officer or the Board of Directors.

Section 8.11. Assistant Secretary - The Assistant Secretary shall act under the direction of the Chief Executive Officer. In order of their seniority, unless otherwise determined by the Chief Executive Officer or the Board of Directors, they shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the Chief Executive Officer, the President or the Board of Directors may from time to time prescribe.

Section 8.12. Chief Financial Officer - The Chief Financial Officer shall act under the direction of the Chief Executive Officer. Subject to the direction of the Chief Executive Officer he shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Chief Executive Officer or the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Chief Financial Officer and of the financial condition of the corporation.

Section 8.13. Surety - If required by the Board of Directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation. In the case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

Section 8.14. Assistant Chief Financial Officer - The Assistant Chief Financial Officer in the order of their seniority, unless otherwise determined by the Chief Executive Officer or the Board of Directors, shall, in the absence or disability of the Chief Financial Officer, perform the duties and exercise the powers of the Chief Financial Officer. They shall perform such other duties and have such other powers as the Chief Executive Officer, the President or the Board of Directors may from time to time prescribe.

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ARTICLE NINE

Certificates of Stock

Section 9.1. Share Certificates - Every stockholder shall be entitled to have a certificate signed by the Chief Executive Officer, the President or a Vice-President and the Chief Financial Officer or an Assistant Chief Financial Officer, or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by him in the corporation. If the corporation shall be authorized to issue more than once class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of the various classes of stock or series thereof and the qualifications, limitations or restrictions of such rights, shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such stock.

Section 9.2. Transfer Agents - If a certificate is signed (a) by a transfer agent other than the corporation or its employees or (b) by a registrar other than the corporation or its employees, the signatures of the officers of the corporation may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer before such certificate is issued, such certificate may be issued with the same effect as though the person had not ceased to be such officer. The seal of the corporation, or a facsimile thereof, may, but need not be, affixed to certificates of stock.

Section 9.3. Lost or Stolen Certificates - The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed upon the making of an affidavit or that fact by the person claiming the certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

Section 9.4. Share Transfers - Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanies by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation, if it is satisfied that all provisions of the laws and regulations applicable to the corporation regarding transfer and ownership of shares have been complied with, to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

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Section 9.5. Voting Shareholder - The Board of Directors may fix in advance a date not exceeding sixty (60) days nor less than ten (10) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights. Of the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining the consent of stockholders for any purpose, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to give such consent, and in such case, such stockholders, and only such stockholders as shall be stockholder of record on the date so fixed, shall be entitled to notice of and to vote at such meeting, or any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights or to exercise such rights or to give such consent as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

Section 9.6. Shareholders Record -The corporation shall be entitled to recognize the person registered on its books as the owner of shares to be the exclusive owner for all purposes including voting and dividends and the corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.

ARTICLE TEN

General Provisions

Section 10.1. Dividends - Dividends upon the capital stock of the corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Articles of Incorporation.

Section 10.2. Reserves - Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies or for equalizing dividends or for repairing or maintaining any property of the corporation or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserves in the manner in which it was created.

Section 10.3. Checks – An officer or officers, or such other person or persons as the Board of Directors may from time to time designate, shall sign all checks or demands for money and notes of the corporation.

Section 10.4. Fiscal Year - The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

Section 10.5. Corporate Seal - The Corporation may or may not have a corporate seal, as may from time to time be determined by resolution of the Board of Directors. If a corporate seal is adopted, it shall have inscribed thereon the name of the corporation and the words “Corporate Seal” and “Nevada.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

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ARTICLE ELEVEN

Indemnification

Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a, director or officer of the corporation or is or was serving at the request of the corporation or for its benefit as a director or officer of another corporation, or as its representative a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Such right of indemnification shall be a contract right, which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaws, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article.

The Board of Directors may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

The Board of Directors may from time to time adopt further Bylaws with respect to indemnification and may amend these and such Bylaws to provide at all times the fullest indemnification permitted by the laws of the state of Nevada.

ARTICLE TWELVE

Amendments

Section 12.1. By Shareholder - The Bylaws may be amended by a majority vote of all the stock issued and outstanding and entitled to vote at any annual or special meeting of the stockholders, provided notice of intention to amend shall have been contained in the notice of the meeting.

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Section 12.2. By Board of Directors - The Board of Directors, by a majority vote of the whole Board at any meeting, may amend these Bylaws, including Bylaws adopted by the stockholders, but the stockholders may from time specify particular provisions of the Bylaws, which shall not be amended by the Board of Directors.

APPROved and adopted this 27th day of October, 2014.

CERTIFCATE OF incorporator

I hereby certify that I am the Incorporator of IT Management, Inc. and that the foregoing Bylaws, constituting 12 pages (excluding this page), constitute the code of Bylaws of IT Management, Inc. as duly adopted by Action of Incorporator taken without a Meeting By Written Consent on October 27, 2014.

IN WITNESS WHEREOF, I have hereunto subscribed my name this 27th day October, 2014.

/s/ Donald P. Hateley
Donald P. Hateley, Incorporator

CERTIFCATE OF SECRETARY

I hereby certify that I am the Secretary of IT Management, Inc., and that the foregoing Bylaws, constituting 12 pages (including this page), constitute the Bylaws of IT Management, Inc. as duly adopted at a regular meeting, being the first organizational meeting of the Board of Directors of the Corporation held October 27, 2014.

IN WITNESS WHEREOF, I have hereunto subscribed my name this 27th day October, 2014.

/s/ Daniel Trudeau
Daniel Trudeau, Secretary

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